As filed with the Securities and Exchange Commission on June 5, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VICTORY CAPITAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	32-0402956
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Victory Capital Holdings, Inc.

15935 La Cantera Parkway

San Antonio, Texas 78256

(216) 898-2400

(Address of Principal Executive Offices)

VICTORY CAPITAL HOLDINGS, INC. AMENDED AND RESTATED

2018 STOCK INCENTIVE PLAN

(Full title of the plan)

Nina Gupta

Chief Legal Officer and Head of Human Resource Administration

Victory Capital Holdings, Inc.

15935 La Cantera Parkway

San Antonio, Texas 78256

(216) 898-2400

(Name, address and telephone number, including area code, of agent for service)

Copies to:

David K. Boston

Danielle Scalzo

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, New York 10019

(212) 728-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This registration statement on Form S-8 (this “Registration Statement”) is filed by Victory Capital Holdings, Inc. (the “Company” or “Registrant”) to register an additional 2,800,000 shares of the Registrant’s common stock, par value $0.01 per share (the “Common Stock”), which may be issued under the Victory Capital Holdings, Inc. Amended and Restated 2018 Stock Incentive Plan (the “Plan”), which Plan was originally adopted on February 5, 2018, and was amended in its present form on March 8, 2024 and subsequently approved by the Registrant’s stockholders on May 8, 2024 (the “Approval Date”).

Pursuant to the Registration Statement on Form S-8 (Registration No. 333-222937) filed by the Registrant on February 9, 2018 (the “Prior Registration Statement”), the Registrant previously registered an aggregate of 3,372,484 shares of Common Stock under the Plan (as adjusted to reflect all stock splits and stock dividends to date, including elimination of the Company’s dual-class stock structure on November 19, 2021). The additional shares of Common Stock being registered by this Registration Statement are of the same class as those securities registered on the Prior Registration Statement. The contents of the Prior Registration Statement, together with all exhibits filed therewith or incorporated therein by reference to the extent not otherwise amended or superseded by the contents hereof or otherwise, are incorporated herein by reference in accordance with General Instruction E to Form S-8.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of this Registration Statement have been or will be sent or given to participating employees as specified in Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”), in accordance with the rules and regulations of the United States Securities and Exchange Commission (the “Commission”). Such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Certain Documents by Reference.

The following documents, filed with the Commission by the Company, are incorporated by reference into this Registration Statement:

(a)	the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed on February 29, 2024, pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(b)	the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed on May 10, 2024, pursuant to the Exchange Act;

(c)	the Company’s Current Reports on Form 8-K, filed on January 10, 2024, February 12, 2024, March 11, 2024, April 9, 2024, May 8, 2024, and May 9, 2024, pursuant to the Exchange Act; and

(d)

the description of the Company’s Common Stock contained in our registration statement on Form 8-A filed on February 6, 2018, as amended by Exhibit 4.5 to the Company’s Annual Report on Form 10-K, filed on March 13, 2020, and including any subsequent amendment or any report filed with the Commission for the purpose of updating such description.

In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents with the Commission; provided, however, that documents or portions thereof which are “furnished” and not “filed” in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement unless the Registrant expressly provides to the contrary that such document is incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement except as so modified or superseded.

Item 8.	Exhibits.

The Exhibits to this Registration Statement are listed in the Index to Exhibits and are incorporated herein by reference.

INDEX TO EXHIBITS

Exhibit No.	Description	Incorporated by Reference
		Form	Annex	Filing Date	Filed Herewith
5.1	Opinion of Willkie Farr & Gallagher LLP				X

23.1	Consent of Willkie Farr & Gallagher LLP (included in Exhibit 5.1 hereto)				X

23.2	Consent of Ernst & Young, independent registered public accounting firm				X

24.1	Power of Attorney (included on the signature page of this Registration Statement)				X

99.1	Victory Capital Holdings, Inc. Amended and Restated 2018 Stock Incentive Plan	DEF 14A	B	March 28, 2024

107	Filing Fee Table				X

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on the fifth day of June 2024.

Victory Capital Holdings, Inc.

/s/ David C. Brown
David C. Brown Chief Executive Officer and Chairman

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of Victory Capital Holdings, Inc., hereby severally constitute and appoint David C. Brown, Michael D. Policarpo, and Nina Gupta, or any of them individually, our true and lawful attorneys-in-fact with full power of substitution, to sign for us and in our names in the capacities indicated below the Registration Statement and any and all pre-effective and post-effective amendments to the Registration Statement and generally to do all such things in our name and behalf in our capacities as officers and directors to enable the Registrant to comply with the provisions of the Securities Act, and all requirements of the Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys-in-fact to said Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ David C. Brown	Chief Executive Officer and Chairman	June 5, 2024
David C. Brown	(Principal Executive Officer)

/s/ Michael D. Policarpo	President, Chief Financial Officer and Chief Administrative Officer	June 5, 2024
Michael D. Policarpo	(Principal Financial and Principal Accounting Officer)

/s/ Robert V. Delaney, Jr.	Director	June 5, 2024
Robert V. Delaney, Jr.

/s/ Lawrence Davanzo	Director	June 5, 2024
Lawrence Davanzo

/s/ Richard M. DeMartini	Director	June 5, 2024
Richard M. DeMartini

/s/ Robert J. Hurst	Director	June 5, 2024
Robert J. Hurst

/s/ Karin Hirtler-Garvey	Director	June 5, 2024
Karin Hirtler-Garvey

/s/ Mary Jackson	Director	June 5, 2024
Mary Jackson

/s/ Alan H. Rappaport	Director	June 5, 2024
Alan H. Rappaport